UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 15, 2014

POWELL INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Drive Houston, Texas	77075-1180
(Address of Principal Executive Offices)	(Zip Code)

(713) 944-6900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 15, 2014, Powell Industries, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Kapsch TrafficCom IVHS, Inc., a Delaware corporation (“Kapsch”). Pursuant to the Purchase Agreement, the Company sold to Kapsch all of the issued and outstanding shares of capital stock of Transdyn, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, for an aggregate purchase price of $16 million. The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of each of the parties.

The description of the Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On January 16, 2014, the Company issued a press release announcing entry into the Purchase Agreement and closing of the transactions contemplated thereby. A copy of such press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Stock Purchase Agreement by and between Kapsch TrafficCom IVHS Inc. and Powell Industries, Inc. dated as of January 15, 2014.

99.1	Press Release dated January 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: January 17, 2014	By:	/s/ Don R. Madison
Don R. Madison
Executive Vice President
Chief Financial and Administrative Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Purchase Agreement by and between Kapsch TrafficCom IVHS Inc. and Powell Industries, Inc. dated as of January 15, 2014.

99.1	Press Release dated January 16, 2014.